Exhibit 23.5

Consent of Independent auditor

We consent to the use of our report dated May 29, 2026, with respect to the financial statements of Dart do Brasil Indústria e Comércio Ltda., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes Ltda.

Rio de Janeiro, Brazil

August 12, 2026